EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

Dolphin, Entertainment, Inc.

Coral Gables, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 25, 2022, relating to the consolidated financial statements of Dolphin Entertainment, Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, LLP

Miami, Florida

September 8, 2022